EXHIBIT 99


            Consent of Independent Registered Public Accounting Firm



Oncologix Tech, Inc.
Grand Rapids, Michigan

We hereby consent to the incorporation by reference in the Form S-8 Registration Statement as filed on May 29, 2001, relating to the consolidated financial statements and schedules of Oncologix Tech, Inc. appearing in the Company's Annual Report on Form 10-K for the year ended August 31, 2008.

We also consent to the reference to us under the caption "Experts" in the aforementioned Registration Statement.





/s/  CHISHOLM, BIERWOLF, NILSON & MORRILL, LLC
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     CHISHOLM, BIERWOLF, NILSON & MORRILL, LLC
     Bountiful, Utah

October 28, 2009